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                                                           FOR IMMEDIATE RELEASE

                     LANTRONIX ANNOUNCES MANAGEMENT CHANGES

IRVINE, Calif., May 6, 2002 /PRNewswire-FirstCall via COMTEX/ -- Lantronix Inc. (Nasdaq: LTRX), a provider of hardware and software solutions that allow users to intelligently monitor and manage systems and network enable devices and appliances, today announced that effective May 4, 2002, the employment of Steven
V. Cotton, formerly Chief Operating Officer and Chief Financial Officer (COO/CFO) has been terminated.

Lantronix also announced that Jim Kerrigan, a prior CFO of Lantronix, has agreed to serve as Interim Chief Financial Officer, effective immediately. Jim has an impressive background that includes over 30 years of financial management responsibility within the technology industry. He has served as CFO and CEO of several companies, including a public company Ceradyne. He has both a bachelor and masters degree from Northwestern University. During his career he has also worked for ethentica (formerly WhoVision), Mattel and PDA Engineering. He is a proven, experienced, mature individual known for his accomplishments in managing and developing people and organizations. He is a welcome addition to our management team.

"Although it is never easy to change management we are confident that Mr. Kerrigan has the skills and experience to facilitate a smooth transition," commented Fred Thiel, President and Chief Executive Officer.

Separately, the Company announced progress on its internal restructuring. The company is pleased to announce that Mike Justice, formerly the Lantronix VP of ASIC Design and President of Synergetic Micro Systems, Inc., a Lantronix subsidiary, has been appointed executive vice president and general manager of its Enabling Technologies Division.

Prior to founding Synergetic Micro Systems, Inc., a developer of system on chip technology specialized on industrial networking, Mike was vice president of engineering at Wizdom Systems, where he invented the first co-processor based programmed logic controller, and spent five years at Intel in engineering related marketing positions. Mike has a BS EE/Computer Engineering from the University of Illinois Champaign/Urbana and is a member of the Board of Directors for the DeviceNet Organization worldwide and member of the Board of Directors for the Profibus Organization in North America.

Mike joins David Wolff, executive vice president and general manager of the Systems Management Division, Dan Quigley, executive vice president and general manager of the Applications Division, and Curt Brown, executive vice president of research and development, to round out the team that constitutes the senior management of Lantronix reporting to Fred Thiel, president and CEO.

"With these final changes, we are very pleased to have substantially completed the transition to divisions begun during the last quarter which we believe will greatly

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enhance the company's focus on our customers, our target markets and delivering the best products and technologies." said Fred Thiel, president and CEO. "Our senior management team is focused, has a clear set of strategies and is already executing the plan designed to bring the company back to profitable growth."

Lantronix will hold a conference call to discuss these matters on Monday, May 6, 2002, at 12:00 PM Eastern Time (9:00 AM Pacific Time). This call is being webcast by CCBN and can be accessed at Lantronix's web site at www.lantronix.com. The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

About Lantronix
---------------

Lantronix, Inc. (Nasdaq: LTRX - news) is a provider of hardware and software solutions ranging from systems that allow users to remotely manage network infrastructure equipment to technologies that network-enable devices and appliances. Lantronix was established in 1989, and its worldwide headquarters are in Irvine, Calif. For more information, visit the company on the Internet at www.lantronix.com.
-----------------

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby and the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements relate to future plans, events or performance that involve risks and uncertainties, some of which are beyond our control. For example, statements regarding future growth and profitability are forward-looking. Any number of factors could cause the actual results to vary significantly. Factors that would affect these forward-looking statements include, but are not limited to, future restructuring or integration expenses, the demand for our products, the outcome in pending litigation and the risk of additional litigation, especially intellectual property litigation, the ability to continue to use intellectual property developed by third-parties, the possibility that our average selling prices may decline and the progress of our research and development efforts. Because of these and the other risk factors identified in our SEC filings our actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Lantronix undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts:

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[LOGO] LANTRONIX(R)

         Fred Thiel                                  Aubrye Harris
         Chief Executive Officer/                    Investor Relations Manager
         President                                   949-450-7219
         949-453-7112